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UJB FINANCIAL CORP.                                                  Exhibit (28)F
CONSOLIDATED RECONCILIATIONS OF ALLOWANCE FOR LOAN LOSSES
(dollars in thousands)
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                                                      Three Months Ended March 31,
                                                     -----------------------------
                                                         1995            1994
                                                     -------------   -------------
Balance, January 1                                       $214,161        $244,154
   Provision charged to expense                            15,000          18,500
                                                     -------------   -------------
                                                          229,161         262,654
                                                     -------------   -------------
   Net charge offs:
      Loans charged off                                    26,486          24,100
      Less recoveries                                       3,082           2,915
                                                     -------------   -------------
   Net loans charged off                                   23,404          21,185
                                                     -------------   -------------
Balance, March 31                                        $205,757        $241,469
                                                     =============   =============
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